UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2011

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2011, Castle Brands Inc., a Florida corporation (the "Company"), entered into a First Amendment to Exchange Agreement (the "Exchange Agreement Amendment") with Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, a director and principal shareholder of the Company, as the holder of a majority in interest of the outstanding debt of the Company to be exchanged under that certain Exchange Agreement (the "Exchange Agreement"), dated as of June 8, 2011, between the Company and the holders of such outstanding debt, including certain directors, officers and other affiliates of the Company, identified on the signature pages thereto (the "Exchange Purchasers").

Pursuant to the Exchange Agreement, the Company agreed to issue and the Exchange Purchasers agreed to purchase shares of the Company’s newly-designated 10% Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), for its stated value of $1,000 per share, and warrants ("Warrants") to purchase 50% of the number of shares of the Company’s Common Stock, par value $0.01 per share, issuable upon conversion of such Series A Preferred Stock for an exercise price of $0.38 per share, subject to adjustment, in exchange for $3.5 million aggregate principal amount of existing debt of the Company, and accrued but unpaid interest thereon, subject to shareholder approval of such issuance in accordance with the rules and regulations of the NYSE Amex. The Exchange Agreement Amendment provides for the addition of Betts & Scholl, LLC, an entity affiliated with Dennis Scholl, a director of the Company, as an Exchange Purchaser with respect to approximately $107,000 aggregate principal amount of outstanding debt of the Company, but not accrued but unpaid interest thereon, on the same terms as the other Exchange Purchasers. Betts & Scholl, LLC executed a counterpart signature page to the Exchange Agreement on June 13, 2011.

The transactions contemplated by the Exchange Agreement Amendment were approved by a Special Committee of the Board of Directors of the Company consisting of independent directors.

The foregoing description of the Exchange Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement Amendment, which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 14, 2011, the Company issued a press release announcing the closing of its previously announced private placement of Series A Preferred Stock, Warrants and temporary notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. Description

10.1 First Amendment to Exchange Agreement, dated as of June 13, 2011, between the Company and Frost Gamma Investments Trust

99.1 Press release dated June 14, 2011

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

June 14, 2011	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Exchange Agreement, dated as of June 13, 2011, between the Company and Frost Gamma Investments Trust
99.1	Press release dated June 14, 2011